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                                                                   Exhibit 10.10


                             STOCKHOLDERS' AGREEMENT

                                  By and Among

                               HARU HOLDING CORP.
                             BENIHANA NATIONAL CORP.
                               MEI PING MATSUMURA
                                       and
                             ESTATE OF ARTHUR CUTLER


                                                   Dated as of: December 9, 1999


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                             STOCKHOLDERS' AGREEMENT

     STOCKHOLDERS' AGREEMENT dated as of the 6th day of December, 1999 by and
                                             ---
among, Haru Holding Corp., a Delaware corporation whose address is c/o Benihana Inc., 8685 Northwest 53/rd/ Terrace, Miami, Florida 33166 (the "Company"), Benihana National Corp. ("BNC"), a Delaware corporation whose address is 8685 Northwest 53/rd/ Terrace, Miami, Florida 33166, Mei Ping Matsumura ("Matsumura"), an individual whose address is 8 Jean Drive, Englewood Cliffs, New Jersey 07632, and the Estate of Arthur Cutler ("Cutler"), whose address is c/o Alicart, Inc., 118 West 27/th/ Street, 10/th/ Floor, New York, New York 10001. Matsumura, Cutler and their permitted transferees are hereinafter sometimes referred to collectively as the "Minority Stockholders."

                                R E C I T A L S :

     The authorized capital stock of the Company consists of one thousand (1,000) shares of issued and outstanding common stock, par value $.01 per share (the "Common Stock"), and one thousand (1,000) shares of preferred stock, par value $1.00 per share. There are no shares of preferred stock issued or outstanding.

     Prior to the date hereof, Matsumura and Tsu Wang ("Wang") were the record owners of all of the issued and outstanding Common Stock. Pursuant to a certain Stock Sale Agreement dated as of August 5, 1999 and amended as of November 12, 1999 (as amended, the "Sale Agreement"), by and among BNC, Matsumura and Wang, on the date hereof, Matsumura and Wang are selling eighty (80%) percent of the issued and outstanding Common Stock to BNC, so that, after giving effect to such sale, the Stock will be owned, beneficially and of record, as follows:

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                  BNC                                         800 Shares
                  Matsumura                                   180 Shares
                  Cutler                                       20 Shares
                                                            -----
                                                            1,000 Shares

The foregoing also gives effect to making a previously held beneficial interest of Cutler of record.

     The Company, through two subsidiaries, Haru Amsterdam Avenue Corp, a New York corporation and Haru Third Avenue Corp., a New York corporation, operates Japanese sushi-style restaurants under the name Haru. A third subsidiary, 1501 Broadway Restaurant Corp, a New York corporation, is a tenant of space in which a third Haru restaurant will be established. The parties anticipate that the Company will be opening additional Haru restaurants as opportunities and finances permit.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

     1.   Definitions.
          -----------

          Capitalized terms not otherwise defined herein shall have the meanings set forth below:

               "Affiliate" of any person means another person controlling, controlled by or under common control with such person.

               "Amount of Company Debt" means, as of the end of the Pricing Fiscal Year, the total of all indebtedness (including all accrued and unpaid interest) of the Company and its subsidiaries (including, without limitation, indebtedness to stockholders of the Company and, in the case of indebtedness to BNC, all accrued and unpaid interest thereof computed at the rate of interest charged to BNC (or its

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          parent, Benihana Inc.) under their primary bank line of credit (which is, on the date hereof, with First Union National Bank)) other than accounts payable incurred in the ordinary course of business.

               "Board" means the Board of Directors of the Company.

               "Call Price" means (A) Five and One-Half (5 1/2) times (B) the Company's Consolidated Cash Flow for the Pricing Fiscal Year, from which total is subtracted (C) the Amount of Company Debt, which total is divided by (D) the number of shares of Common Stock outstanding as at the date of such computation.

               "Consolidated Amortization Expense" means the amortization expense of the Company and its Subsidiaries for the acquisition of intangibles (other than goodwill arising from a future acquisition by the Company or a Subsidiary), determined on a consolidated basis in accordance with GAAP.

               "Consolidated Cash Flow," for any period, means Consolidated Net Operating Income, (A) increased by the sum of (i) the Consolidated Interest Expense for such period, (ii) the Consolidated Income Tax Expense for such period, (iii) the Consolidated Depreciation Expense for such period, (iv) the Consolidated Amortization Expense for such period and (v) other non-cash items which reduced Consolidated Net Operating Income in such period and (B) decreased by the sum of the non-cash items which increased Consolidated Net Operating Income in such period.

               "Consolidated Depreciation Expense" means the depreciation expense of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

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               "Consolidated Income Tax Expense," for any period, means the aggregate of the income tax expense of the Company and its Subsidiaries for such period (to the extent deducted in determining Consolidated Net Operating Income), determined on a consolidated basis in accordance with GAAP.

               "Consolidated Interest Expense" means, for any period, the interest expense of the Company and its Subsidiaries accrued on Indebtedness of the Company or any Subsidiaries determined on a consolidated basis in accordance with GAAP.

               "Consolidated Net Operating Income" means, for any period, the aggregate net income of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

               "GAAP" means generally accepted accounting principles for the restaurant industry as in effect on the date of this Agreement, applied on a consistent basis throughout any given period of measurement.

               "Immediate Family" for each Minority Stockholder means such Minority Stockholder's spouse, parents, lineal descendants and siblings, and the spouses of any of the foregoing, and trusts solely for the benefit of one or more of the foregoing.

               "Member Representative" means Mei Ping Matsumura.

               "Pricing Fiscal Year" means the Company's fiscal year ended next preceding July 1, 2005.

               "Put Price" means (A) Four and One-Half (4 1/2) times (B) the Company's Consolidated Cash Flow for the Pricing Fiscal Year, from which total is subtracted (C) the Amount of Company Debt, which total is divided by (D) the number of shares of Common Stock outstanding as at the date of such computation.

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               "Subsidiary" means any corporation of which more than 50% of the voting stock or any partnership, limited liability company or joint venture of which 50% of the voting stock or profit interests, is owned or Controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof.

               "Transfer" means any transfer, sale, gift, assignment, or bequest whether or not voluntary or by action of law including, without limitation, any transfers in enforcement of liens or judgments, sheriff's sales and sales in bankruptcy.

     2.   Corporate Governance. The Company shall be managed by a Board
          --------------------
consisting of four (4) directors. For so long as Matsumura owns her shares of the Stock, she shall have the right to nominate one (1) of such directors, and BNC shall have the right to nominate the remaining three (3) directors. Each of BNC, Cutler and Matsumura agree, for itself and its successors and assigns, to vote as stockholders in any election of directors, for the persons nominated as set forth in the preceding sentence.

     3.   Put Option of Minority Stockholders and Call Option of BNC.
          ----------------------------------------------------------

          3.1 At any time during the period commencing July 1, 2005 and ending on September 30, 2005, the Minority Stockholders shall have a one-time option ("Put Option") to sell to BNC, and to cause BNC to purchase, all, but not less than all, of the Common Stock owned by the Minority Stockholders (including any transferees) in its entirety. Such option shall be exercised by delivering to BNC a written notice (the "Put Notice") of exercise signed by all Minority Stockholders.

          3.2 The purchase price for each share of Common Stock being sold by the Minority Stockholders pursuant to Section 3.1 shall be the Put Price.

                                       -5-

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          3.3 The closing of the sale of shares of Common Stock by the Minority
Stockholders in consequence of the exercise of the Put Option shall take place at the offices of the Company or such other place as BNC shall elect at a date selected by BNC, which is not more than 15 days after the Put Price is determined and the Put Price shall be paid by BNC in cash on closing.

          3.4 Provided the Minority Stockholders shall not have exercised their Put Option pursuant to the provisions of Section 3.1 hereof, BNC shall have a one-time option ("Call Option") exercisable commencing October 1, 2005 and ending December 31, 2005 to purchase all, but not less than all, of the Common Stock owned by the Minority Stockholders (including any transferees) in its entirety. Such option shall be exercised by delivering to the Member Representative a written notice (the "Call Notice") of exercise signed by BNC.

          3.5 The purchase price for each share of Common Stock being purchased by BNC pursuant to Section 3.4 shall be the Call Price.

          3.6 The closing of the purchase of shares of Common Stock owned by the Minority Stockholders by BNC in consequence of the exercise of the Call Option shall take place at the offices of the Company or such other place as BNC shall elect at a date selected by BNC, which is not more than fifteen (15) days after the Call Price is determined, and the Call Price shall be paid by BNC in cash on Closing.

          3.7 The calculation of Consolidated Cash Flow of the Company shall be made in accordance with GAAP and the books and records of the Company's (and its subsidiaries) business shall be maintained in such a manner as to allow for such computation to be fairly determined.

          3.8 Purchaser will deliver its calculation of Consolidated Cash Flow of the company to the Member Representative within seventy-five (75) days after the end of the Pricing

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Fiscal Year. The Member Representative shall have ten (10) business days following delivery of the calculation of Consolidated Cash Flow for Pricing Fiscal Year to object to such calculation and the Member Representative will have access to BNC's work papers used in connection with the determination of Consolidated Cash Flow. If the Member Representative does not timely object, she will be deemed to have accepted such calculation. If the Member Representative does timely object, BNC and the Member Representative shall promptly commence good faith negotiations with the view to resolving such dispute or controversy, provided that, if such disputed controversy shall not have been resolved by
-------------
mutual agreement of the parties or their respective accountants within thirty
(30) days after BNC's receipt of the Member Representative Notice of Objection, then either Purchaser or the Member's Representative shall have the right to submit the dispute to arbitration conducted in accordance with the Commercial Arbitration Rules or then existing rules for commercial arbitration of the American Arbitration Association. The arbitration shall be held in the City of New York before a single arbitrator who shall be selected by mutual agreement of the parties from among a list of seven potential arbitrators provided by the American Arbitration Association. If the parties cannot agree on an arbitrator from this first list, the parties hereto shall select an arbitrator for such arbitration from the second list of seven potential arbitrators provided by the American Arbitration Association with the Member Representative, on the one hand, and BNC, on the other, alternatively striking names, with the last name remaining to be the arbitrator so selected. The arbitration shall be binding and conclusive as between Purchaser and the Member Representative, absent fraud or manifest error. Each party shall bear its own fees and expenses in connection with any such arbitration and shall be responsible for paying one-half of the fees and expenses charged by the arbitrators.

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          3.9  In exercising the Put Option set forth herein or in accepting payment for their Common Stock as a result of the exercise by BNC of the Call Option, each Minority Stockholder shall be deemed to have represented and warranted to BNC that such Minority Stockholder owns good title to the shares being sold free and clear of any and all liens, encumbrances and other rights, that such Minority Stockholder has the authority, power and capability to effect such sale and that after payment for such shares, and that BNC will have good and marketable title to said shares.

          3.10 The Minority Stockholders acknowledge that BNC and its Affiliates presently serve sushi in the Benihana restaurants and operate separate sushi restaurants presently called "Sushi Doraku" and that these operations may be developed further and not included in the Company's business.

     4.   Restrictions On Transfer; Legends.
          ---------------------------------

          4.1 Each of the Minority Stockholders agrees not to make any voluntary Transfer of the Common Stock owned by such Minority Stockholder without the written consent of BNC or as otherwise provided herein, except that such Minority Stockholder may make a voluntary Transfer by gift to a member of such Minority Stockholder's Immediate Family, provided that the recipient of such Transfer agrees in a writing (which is satisfactory in form and substance to BNC) to be bound by this Agreement with respect to such shares as if a signatory hereto.

          4.2 In the event that any shares of Common Stock are Transferred involuntarily, or Transferred in violation of this Agreement, such Transfer will give to BNC the right, exercisable by written notice to the record owner of such shares, to purchase the shares so Transferred at a purchase price equal to the book value of such shares determined from the Company's financial statements as of the end of the Company's fiscal year preceding such Transfer. Such right shall be exercisable for three (3) years after BNC receives notice of any Transfer.

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          4.3  Each certificate representing shares of Common Stock shall be stamped with a legend as follows:

                    "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
               SHARES DESCRIBED IN AND SUBJECT TO A STOCKHOLDERS' AGREEMENT (THE "AGREEMENT"), DATED AS OF DECEMBER __, 1999, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION. SUCH AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE, AND FOR CERTAIN RIGHTS OF THE CORPORATION OR OTHERS TO PURCHASE THE SHARES REPRESENTED BY THIS CERTIFICATE. THE CORPORATION WILL FURNISH TO THE OWNER OF THE SHARES REPRESENTED BY THIS CERTIFICATE UPON REQUEST, WITHOUT CHARGE, A COPY OF SUCH AGREEMENT."

                    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
               BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED BY SAID ACT OR STATE LAWS.


     5.   Drag Along; Come Along.
          ----------------------

          5.1 As used in this Agreement, the term "Sale of Control Transaction" means any sale or transfer of Stock by BNC (including in such term for all purposes of this Section 5, the successors , assigns and Affiliates of BNC), or any sale and issuance of Common Stock by the Company, or any merger, consolidation or other corporate transaction which would result in BNC and/or its affiliates beneficially owning less than fifty (50%) percent of the combined voting power of all shares of the capital stock of the Company entitled to vote generally in the election of directors of the Company.

          5.2 BNC shall not enter into or complete any Sale of Control Transaction unless the Minority Stockholders are given the opportunity to participate therein (i.e., to sell for the same consideration and on the same terms as are applicable to the sale of shares of Stock owned by BNC, the same percentage of the shares of Stock beneficially owned by each Minority Stockholder as equals the percentage of the total number of shares of Stock owned by BNC which is to be sold by BNC in the Sale of Control Transaction). In addition, BNC shall have the right to require that each Minority Stockholder participate in the Sale of Control Transaction, and the Minority Stockholders agree to be bound to participate in such Sale of Control Transaction.

          5.3 BNC shall give each Minority Stockholder written notice of any proposed Sale of Control Transaction (the "Sale Notice") at least fifteen (15) business days prior to the closing thereof. The Sale Notice shall contain a description of the proposed Sale of Control Transaction and the terms and conditions thereof, including a description of the consideration to be received by BNC for each share of Stock being sold by BNC in the Sale of Control Transaction, and shall state whether BNC is requiring the Minority Stockholders to participate in the Transaction. If the Sale of Control Notice does not state that the Minority Stockholders are required to participate in the Sale of Control Transaction, each Minority Stockholder shall nonetheless have the right to elect to do so by giving written notice of its election to do so to BNC not later than ten (10) days after the giving of the Sale of Control Notice.

     6.   Termination Of This Agreement.
          -----------------------------

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          This Agreement shall terminate and be of no further force and effect upon the first to happen of the following:

          (i) Voluntary or involuntary dissolution and liquidation of the Company;

          (ii) The sale by the Company of any class of common shares of the Company for cash in a public offering registered under the Securities Act of 1933;

          (iii) The occurrence of a Sale of Control Transaction; or

          (iv)  September 1, 2024.

     7.   Specific Performance.
          --------------------

          Because the Common Stock will be closely held and the market therefor will be limited, the parties mutually acknowledge that irreparable injury would result if this Agreement were not performed according to its terms. Therefore, the parties acknowledge and agree that the respective rights and obligation hereunder shall be specifically enforceable in a court of equity by a decree of specific performance and appropriate injunctive relief may be applied for an granted in connection therewith, without requiring the posting of any bond or other security therefor and without requiring any showing of actual damage, or of likelihood or imminence of actual damage, or that monetary damages would not provide an adequate remedy. Any such equitable remedy shall be cumulative and not exclusive, and shall be in addition to any other remedies (including, without limitation, monetary damages for breach of contract) which any party may have under this Agreement or otherwise.

                                       -11-

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        8.     General.
               -------

               8.1  Binding Nature. This Agreement shall be binding upon and
                    --------------
inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives and permitted successors and assigns, and shall be binding upon any person (including any corporation, association or other legal entity) to whom any shares of Common Stock are transferred (even if in violation of the provisions of this Agreement) and the heirs, executors, administrators and assigns of such person.

               8.2  Entire Understanding. This Agreement, together with the Sale
                    --------------------
Agreement, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, arrangements and understandings, written and oral, among the parties hereto as to such subject matter. Except as specifically set forth herein, no party hereto has made or relied upon any representations, warranties, covenants or understandings of any other party hereto in entering into this Agreement.

               8.3  No Waiver. The waiver by any party hereof of any breach of
                    ---------
any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provisions hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision of any other provision hereof.

               8.4  Other Documents. Each party hereto agrees to execute such
                    ---------------
further instruments and documents, and to take such further actions, as any other such party may reasonably require in order to effectuate the terms and purposes of this Agreement and the transactions contemplated hereby.

                                       -12-

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                8.5  Amendment. This Agreement may not be amended, nor may any
                     ---------
provisions hereof be modified or waived, except by an instrument duly signed by or on behalf of each party hereof.

                8.6  Notices. All notices, demands and other communication
                     -------
required or permitted to be given or made hereunder shall be deemed sufficiently given or made if sent by registered or certified mail, postage prepaid, return receipt requested, by hand delivery or by facsimile transmission, each party at the address set forth as follows:


                If to BNC or the Company:   c/o Benihana Inc.
                                            8685 Northwest 53/rd/ Terrace
                                            Miami, Florida 33166
                                            Attn: Joel A. Schwartz, President

                If to Cutler:               Ms Alice Cutler
                                            c/o Alicart, Inc.,
                                            118 West 27/th/ Street, 10/th/ Floor
                                            New York, New York 10001.

                If to Matsumura:            Ms. Mei Ping Matsumura
                                            8 Jean Drive
                                            Englewood Cliffs, New Jersey 07632

or at such other address or addresses as any party hereto shall designate by written notice to the other parties hereto, given in accordance with the provisions of this Section. Copies of all notices and other communications being sent to the Company or BNC shall be sent to Dornbush Mensch Mandelstam & Schaeffer, LLP, 747 Third Avenue, New York, New York 10017, Attention: Darwin C. Dornbush, and copies of all notices and other communications being sent to the Minority Stockholders shall be sent to Michael L. Paikin, Esq., 551 Fifth Avenue, New York, New York 10017. Except as otherwise expressly provided herein, any such notice, demand or other communication shall be deemed to have been duly given or made as of the date so mailed, as evidenced by the postmark on the envelope or the notation of time and date on the facsimile or hand

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

delivery receipt, as the case may be. Any such communication delivered otherwise than as provided above, and any notice of change of address hereunder, shall be deemed given or made only at the time actually received by the person to whom it is addressed.

                8.7   Governing Law. This Agreement shall in all events be
                      -------------
governed by and construed in accordance with the internal laws of the State of New York without reference to the principles of conflict of laws, irrespective of the particular forum in which an action may be brought to enforce or secure an interpretation of this Agreement and irrespective of the principal place of business, residence or domicile of any party hereto.

                8.8   Headings. Section headings contained herein are inserted
                      --------
for convenience of reference only and are not in any way intended to affect the meaning or interpretation of this Agreement.

                8.9   Execution In Counterparts. This Agreement may be executed
                      -------------------------
in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute on and the same documents, and any party hereto may execute this Agreement by signing any such counterpart.

                8.10  Reclassification, etc. The provisions of this Agreement
                      ---------------------
shall apply to any capital stock of the Company as may hereafter be issued or transferred to any Minority Stockholder in respect of his shares as a consequence of any exchange or reclassification of the Common Stock, corporate reorganization, recapitalization, consolidation or merger, shares split or shares dividend, or other like event. All references to shares of Common Stock will be deemed amended and adjusted to equitably adjust for any such exchange, reclassification, consolidation, merger, shares dividend, shares split or other like event.

          8.11  Gender. As used in this Agreement, words in the masculine
                ------
gender include the feminine and neuter genders, and vice versa, where the context so requires.

          8.12  No Right Of Employment.  No right of employment of any party
                ----------------------
hereto is implied either by ownership of shares of Common Stock or by any provision in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the day and year first above written.


                                                 BENIHANA NATIONAL CORP.



                                                 By:  /s/ Joel A. Schwartz
                                                     -------------------------
                                                             President

                               HARU HOLDING CORP.



                               By:    /s/ Joel A. Schwartz
                                  ----------------------------------
                                      Joel Schwartz, President



                                      /s/ Mei Ping Matsumura
                               -------------------------------------
                                         Mei Ping Matsumura



                               ESTATE OF ARTHUR CUTLER



                               By:    /s/ Alice Cutler
                                  ----------------------------------
                                     Alice Cutler, Executrix